UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 16, 2015
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2015, Boston Private Financial Holdings, Inc. (the “Company”) and Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company (the “Bank”), announced the following organizational changes at the Bank:

•
Clayton G. Deutsch has been appointed as President of the Company and Chief Executive Officer of the Bank, effective January 1, 2016. Mr. Deutsch will also continue to serve in his current role as CEO of the Company.

•
Margaret W. Chambers has been appointed Executive Vice President, General Counsel of the Bank, effective January 1, 2016. Ms. Chambers will continue to serve as Executive Vice President, Secretary and General Counsel of the Company.

•
Corey A. Griffin has been appointed Executive Vice President of the Bank and CEO of the Wealth Management and Trust Group of the Bank, effective January 1, 2016. Mr. Griffin will continue to serve as CEO of Boston Private Wealth, and an Executive Vice President of the Company.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1        Press Release of the Company dated December 17, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial and Administrative Officer
Date: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated December 17, 2015